Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Amendment No.6 to Registration Statement on Form S-1 (No. 333-230943) of our report dated January 22, 2021, relating to the consolidated financial statements of Addentax Group Corp. as of and for the years ended March 31, 2020 and 2019, to all references to our firm included in this Registration Statement filed with the U.S. Securities and Exchange Commission on January 22, 2021.

/s/ B F Borgers CPA PC

Lakewood, Colorado

January 22, 2021